UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 03, 2024

Sarcos Technology and Robotics Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39897	85-2838301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South 500 West, Suite 150
Salt Lake City, Utah		84101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 927-7296

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRC	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Common Stock at an exercise price of $69.00 per share	STRCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2024, the Board of Directors (the “Board”) of Sarcos Technology and Robotics Corporation (the “Company”) approved a retention plan (the “Retention Plan”) to further incentivize and align executive officers with stockholders and support retention. Pursuant to the Retention Plan, Andrew Hamer, the Company’s Chief Financial Officer, will be entitled to receive a cash bonus equal to 50% of his annual base salary provided he remains an employee until December 31, 2024, unless he is earlier terminated without Cause or resigns for Good Reason (in each case, as defined in Mr. Hamer’s employment agreement). Pursuant to the Retention Plan, the Company also expects to award Mr. Hamer 100,000 restricted stock units under the Company’s 2021 Equity Incentive Plan (“RSUs”). One quarter (1/4) of the RSUs will be scheduled to vest on the first anniversary of the date of grant and the remainder will be scheduled to vest in equal quarterly installments over the subsequent 12 quarters, in each case subject to Mr. Hamer’s continued service.

Item 8.01 Other Events.

Under the Retention Plan, the executive officers listed below were also awarded the cash bonus set forth next to their respective names, subject to continued service until December 31, 2024, unless such officer is earlier terminated without Cause or resigns for Good Reason (each as defined in the officer’s employment agreement). The Company also expects to award RSUs as set forth next to each officer’s respective name, which RSUs will be scheduled to vest as to one quarter (1/4) on the first anniversary of the date of grant and the remainder in equal quarterly installments over the subsequent 12 quarters, in each case subject to continued service.

Name	Cash Bonus	Equity Award
Denis Garagic Chief Technology Officer	75% of base salary	500,000 RSUs
Matt Vogt Chief Revenue Officer	50% of base salary	100,000 RSUs
Stephen Sonne Chief Legal Officer & Secretary	50% of base salary	100,000 RSUs

In addition, on January 3, 2024, the Board approved a change in the target annual bonus levels for certain executive officers, as set forth below.

Name	Target Annual Bonus
Andrew Hamer Chief Financial Officer	50% of base salary
Denis Garagic Chief Technology Officer	75% of base salary
Stephen Sonne Chief Legal Officer & Secretary	50% of base salary

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarcos Technology and Robotics Corporation

Dated:	January 9, 2024	By:	/s/ Stephen Sonne
		Name: Title:	Stephen Sonne Chief LegalOfficer & Secretary